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                                                                  Exhibit 10(ix)
                                                                  --------------


      Employment Agreement between Susquehanna, Williamsport National Bank and Charles W. Luppert, dated March 20, 2001
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                              EMPLOYMENT AGREEMENT

     AGREEMENT made this 20th day of March, 2001, but effective as of February 28, 2001, by and between SUSQUEHANNA BANCSHARES, INC., a Pennsylvania corporation organized as a financial holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), and WILLIAMSPORT NATIONAL BANK, a nationally-chartered bank and a wholly-owned subsidiary of the Company (the "Bank"), on the one side, and CHARLES W. LUPPERT, an adult individual whose principal residence is at 1618 Heather Lane, Williamsport, Pennsylvania 17701 (the "Employee"), on the other side.

                                   Background

     Employee currently serves as one of the principal executive officers of the Bank. The Company and the Bank desire to induce the Employee to remain in the Bank's employment, and the Employee hereby agrees to accept continuation of employment with the Bank on the terms and subject to the conditions hereinafter set forth.

     1.   Position. The Company hereby agrees to cause the Bank to continue the
          --------
Employee's employment, the Bank hereby agrees to continue the Employee's employment, and the Employee hereby agrees to continue employment with the Bank, as President and Cashier of the Bank. By virtue of this Agreement, the Employee is hereby appointed as a senior executive officer of the Company, which appointment shall not interfere with the Employee's full time performance of his duties with the Bank.

     2.   Duties.
          ------

          2.1 The Employee agrees to assume such duties and responsibilities as may be consistent with the position of President and Cashier of the Bank, and as may be assigned to the Employee by the Board of Directors, the Chief Executive Officer of the Bank (if not

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the President) or by the by-laws of the Bank, from time to time. No change in the duties of the Employee shall in any way diminish the compensation payable to him pursuant to the provisions of paragraph 4 hereof.

          2.2 The Employee agrees to devote his full time, skill, attention and energies, and his best efforts to the performance of his duties under this Agreement consistent with practices and policies established from time to time by the Company and the Bank and shall not, during the term of this Agreement, engage in any other business activity (including, without limitation, participation by the Employee on any unaffiliated profit or non-profit board of directors) except: (i) upon the prior written notice to and consent of the Bank's Board of Directors, or (ii) solely as an investor in real or personal property, the management of which shall not detract from the performance of his duties hereunder; provided, however, that the engagement by the Employee in any such business activity shall at all times be in conformity with the Bank's Code of Conduct, as the same may be amended or supplemented from time to time. Notwithstanding anything herein to the contrary, the Employee shall terminate any such activity upon reasonable request by the Company.

     3. Period of Employment. Unless terminated earlier pursuant to subparagraph
        --------------------
7.3, 10.1, 10.2, 10.3 , 10.5 or 10.7 hereof, the period of employment (the "Period of Employment") shall be three (3) years from the date hereof or from the most recent "Renewal Date" as hereinafter used. In each year here following, between the dates of January 1 and February 28 (the "Renewal Period"), the Company may renew in writing this Agreement, making such adjustments to the compensation provisions set forth in Section 4 hereof as the parties hereto may agree in writing. In the absence of such written agreement between the parties, the Company will be deemed to have not renewed this Agreement. As provided herein, the date on

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which written notice of renewal is given the Employee, which shall be no later than seven (7) business days following the last day of the Renewal Period, shall be the "Renewal Date."

     4.   Compensation. For all services rendered by the Employee under this
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Agreement, the Company shall pay, or shall cause the Bank to pay, to the
Employee compensation as provided below:

          4.1 Base Salary. Commencing on the date hereof and continuing for the
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next twelve (12) months of employment hereunder, the Company shall pay, or shall cause the Bank to pay, the Employee, in equal monthly installments, a minimum base salary at the rate of $163,000 per year. In connection with the annual review required by Section 4.3 hereof, the Employee's base salary shall be reviewed and in light of such review may be increased (but not decreased), taking into account any change in the Employee's responsibilities, performance of the Employee and other pertinent factors. Payment of any increase in the Employee's base salary (if any) shall commence no later than July 1st of the year in which the increase is granted.

          4.2 Bonus. The Company or the Bank may but shall not be required to
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pay to the Employee annual bonus compensation in such amount as may be determined by the appropriate Board of Directors within guidelines established by the Company. Such bonus shall not exceed the amount of the Employee's basic compensation.

          4.3 Annual Review. The determination of compensation payable by the
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Company or the Bank hereunder shall be made by the Compensation Committee of the
Company, or its nominee, which shall perform an annual review of this Agreement, the Employee's performance with the Bank, and compensation payable hereunder. In such annual review, the Compensation Committee shall consider the recommendations of the Bank's Board of Directors. The results of such review, including recommendation as to salary adjustment and

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bonus, shall be reported to the Company and shall be memorialized in the minutes of the meetings of the Bank's Board of Directors or held in a confidential file by the Bank's or the Company' s Human Resources Department.

     5. Employee Expenses. Subject to such general employee expense account
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policies as the Company and the Bank may from time to time adopt, the Company, or the Bank, as the case may be, will pay or reimburse the Employee upon presentation of vouchers or invoices for reasonable expenses incurred by the Employee in the performance of his duties in carrying out the terms and provisions of this Agreement, including, without limitation, expenses for such items as entertainment, travel, meals, hotel and similar items. In the event that any reimbursed expenses are disallowed by the Internal Revenue Service as deductions to the Company or the Bank, as the case may be, the Employee shall retain such reimbursed expense amounts which the Employee shall treat and report as additional compensation and which the Company or the Bank, as the case may be, shall treat as deductible salary expense.

     6.   Vacations. The Employee will be entitled to no less than five (5)
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weeks of paid vacation annually, to be taken at times reasonably convenient to the Company and the Bank.

     7.   Benefits.
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          7.1 The Employee shall be entitled to group term life insurance insuring the Employee's life during the term of employment, disability insurance coverage, and accidental death and dismemberment benefits, including death benefit, in such amounts and in such coverage as shall be consistent with the insurance coverage programs available to other salaried employees of the Bank, as the same may change from time to time. The Employee shall designate the beneficiary of such policy and benefits.

          7.2 The Employee shall be entitled to major medical and health insurance

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coverage for the Employee and his immediate family on such terms, in such amounts and in such coverage as shall be consistent with the insurance coverage programs available to other salaried employees of the Bank generally, as the same may change from time to time.

          7.3 If the Employee becomes and continues to be permanently disabled, such disability to be defined as the Employee's inability, as a result of illness, incapacity, disease or calamity to perform a substantial part of his reasonable duties as set forth herein, with no reasonable expectation that the Employee will be able to resume the performance of his reasonable duties, the Company shall continue to pay, or shall cause the Bank to pay, to the Employee the base salary set forth in paragraph 4, above, and, except as provided in the next sentence of this paragraph, all other benefits as set forth in this Agreement for a period of no less than six (6) months following the commencement of such permanent disability. Any provision of this Agreement notwithstanding, the Employee shall be conclusively deemed to be permanently disabled if he is physically or mentally unable to perform his duties or a substantial part thereof for a period of six consecutive months. The Employee shall have no right to earn any bonus compensation during such period of time. Thereafter, if such permanent disability continues, this Agreement shall terminate and the Company and the Bank (i) shall have no further obligation to the Employee under this Agreement other than in connection with such benefits as may be available under such disability insurance programs and (ii) shall not be obligated to provide or pay for any other benefits under the programs or policies listed in subparagraphs 7.1 and 7.2 above, except to the extent that any of the benefits available under such programs or policies survive termination of the Employee's employment by their express terms, or as required by law, in which event they shall continue only as required by their express terms or as required by law, whichever is applicable.

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          7.4 To the extent such benefits are not specifically described or duplicated hereinabove in this paragraph 7, the Employee shall also be entitled to participate in any and all thrift, profit sharing, benefit and pension and similar plans, now or hereafter maintained by the Company or the Bank and offered by the Company or the Bank to its salaried, non-union employees generally; provided, however, that if such participation in any such plan is determined by the Company's or the Bank's Board of Directors, or any committee thereof, then the Employee shall have no automatic entitlement to participate in the same.

     8. Confidential Information. During the term of employment, and at any time
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thereafter, the Employee shall not, without the consent of a senior officer of the Company, disclose to any person, firm or corporation (except, during the term of his employment, to the extent necessary to perform his duties hereunder) any customer lists, trade secrets, reports, correspondence, mailing lists, manuals, price lists, employee lists, prospective employee lists, letters, records or any other confidential information relating to the business of the Company or the Bank or any Affiliate (as defined in subparagraph 17.2 hereof) of the Company and shall not, without the consent of a senior officer of the Company, deliver any oral address or speech or publish, or knowingly permit to be published, any written matter in any way relating to the confidential information regarding the business of the Company or the Bank or any Affiliate of the Company.

     9. Property Rights. The Employee agrees that all literary work,
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copyrightable material or other proprietary information or materials developed by the Employee during the term of this Agreement and relating to, or capable of being used or adopted for use in, the business of the Company or the Bank shall inure to and be the property of the Company or the Bank and must be promptly disclosed to the Company or the Bank, as the case may be. Both

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during employment by the Company and the Bank, and thereafter, the Employee shall, at the expense of the Company or the Bank, as the case may be, execute such documents and do such things as the Company or the Bank reasonably may request to enable the Company or the Bank or their nominee (i) to apply for copyright or equivalent protection in the United States, Canada and elsewhere for any literary work hereinabove referred in this paragraph, or (ii) to be vested with any such copyright protection in the United States, Canada and elsewhere.

     10.  Termination.
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          10.1 The Employee shall be deemed to have been given notice of termination ("Notice of Termination") for purposes of this subsection 10.1 if this Agreement is not renewed by the Company during the Renewal Period commencing next after a Renewal Date (or after the first anniversary of this Agreement, if there is no Renewal Date) and (i) the Employee elects in a writing delivered to the Company within thirty (30) calendar days of the termination of the Renewal Period to treat such failure to renew as Notice of Termination, effective as of the date of delivery of such election to the Company, or (ii) if the Employee does not exercise his rights under the immediately preceding clause, effective on the last day of the twenty-fourth (24th) month following the most recent Renewal Date.

          Upon the effective date of a Notice of Termination under this subsection 10.1, the Company may request the Employee to, and if requested, the Employee shall continue to perform his duties as set forth in this Agreement for a period not to exceed three (3) months from the effective date of Notice of Termination. In addition to such period, the Employee shall be reasonably available for a period of nine (9) additional months for advice and consultation as requested by the Company or the Bank. The Employee shall be entitled to receive all salary and benefits for a period of twelve (12) months following the effective date of Notice of Termination;

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provided, however, that in the event the Employee obtains other employment in the twelve (12) month period following the effective date of Notice of Termination, then the amount of base salary due hereunder shall be decreased by the salary and benefits received by the Employee attributable to other employment during such twelve (12) month period.

          10.2 This Agreement shall be terminated upon action of the Employee by not less than two (2) months notice to the Company. The Employee agrees in the event of termination under this subparagraph to cooperate, advise and consult the Company as needed to assist in the transition of the Employee's replacement during such two (2) month period and thereafter for a period of four (4) months during reasonable times and under reasonable circumstances.

          10.3 Nothing in this Agreement shall be construed to prevent immediate termination by the Company of the Employee's employment under this Agreement for cause, which shall include, and be limited to: (a) the Employee's personal dishonesty; (b) the Employee's incompetence; (c) the Employee's willful misconduct; (d) the Employee's breach of fiduciary duty involving personal profit; (e) the Employee's intentional failure to perform stated duties; (f) the Employee's willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (g) the issuance of a final cease-and-desist order by a state or federal agency having jurisdiction over the Company or the Bank or any entity which controls the Company or the Bank to the extent such cease-and-desist order requires the termination of the Employee; or (h) a material breach by the Employee of any provision of this Agreement.

          10.4 If this Agreement is terminated under subparagraphs 10.2 or 10.3 hereof, the Company shall be obligated to pay the Employee his base salary to the date of such termination, plus any accrued bonus. The Company or the Bank shall not be obligated to provide

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or pay for any benefits under the programs or policies listed in Section 7 above except to the extent that any of the benefits available under such programs or policies survive termination of the Employee's employment by their express terms, or as required by law (e.g., COBRA), in which event they shall continue only as required by their express terms or as required by law, whichever is applicable.

          10.5 In addition to termination under subparagraphs 10.1, 10.2 and
10.3 above, the Employee's employment by the Company under this Agreement may be terminated by the Company at any time without cause during the term provided in this Employment Agreement or by the Employee as follows: (i) within twelve (12) months following the date of this Agreement if there occurs an adverse change in the Employee's circumstances within such twelve month period; or (ii) within twelve (12) months following a Change of Control (as defined in subparagraph
17.2 below) if there occurs an adverse change in the Employee's circumstances within such twelve (12) month period.

          For purposes of this Agreement, "an adverse change in the Employee's circumstances" shall include and be limited to (A) a significant change in the nature or scope of the Employee's duties as set forth in the first sentence of paragraph 2 hereof such that the Employee has been reduced to a position of materially lesser authority, status or responsibility (provided, however, for purposes of this subparagraph, in circumstances not involving a Change of Control, so long as the Employee remains a senior officer (which shall mean and include any officer position with the Company or the Bank above the position of vice president), an adverse change in circumstance shall not be deemed to have occurred), or the time required to be spent by the Employee 60 miles or more beyond the Company's geographic market area shall be increased without the Employee's consent by more than twenty percent (20%), increased against

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the average of the two (2) preceding years, or (B) a reduction in the Employee's base compensation or (C) any other material and willful breach by the Company or the Bank of any other provision of this Agreement.

          In any such event of termination under this subparagraph 10.5, the Company shall pay to the Employee in a lump sum an amount equal to the greater of the Employee's then current monthly salary rate or the rate in effect prior to any reduction which led to the termination times the number of months otherwise remaining in the Period of Employment set forth in paragraph 3. The Company shall also provide the Employee with the following, or the value thereof:

          (a) in addition to the benefits provided under subparagraph 7.4 hereof, the pension benefits which would have accrued had the Employee remained in the employ of the Company for the remainder of the Period of Employment, which benefits will be paid concurrently with the benefits which would otherwise have been provided under such "plans"; and

          (b) all other employee benefits to which the Employee would have been entitled under paragraph 7 hereof if he had remained in the employ of the Company for the remainder of the Period of Employment.

          10.6 (i) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and that it would be economically advantageous to the Company to

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reduce the Payment to avoid or reduce the taxation of excess parachute payments under Section 4999 of the Code, the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to the taxation under Section 4999 of the Code. For purposes of this subparagraph 10.6, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

          (ii) All determinations to be made under this subparagraph 10.6 shall be made by the Company's independent public accountant (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and the Employee within 10 days of his termination of employment. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. The Employee shall in his sole discretion determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this subparagraph 10.6. Within thirty days after the Employee's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Employee such amounts as are then due to the Employee under this Agreement.

          (iii) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments, as the case may be, will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not

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been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two years after the termination of employment, the Accounting Firm shall review the determination made by it pursuant to the preceding paragraph. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Employee which the Employee shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code (the "Federal Rate"); provided, however, that no amount shall be payable by the Employee to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest at the Federal Rate.

          (iv) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subsections (ii) and (iii) above shall be borne solely by the Company.

          10.7 Notwithstanding anything to the contrary set forth above, this Agreement shall terminate immediately upon the close of business on the last business day in the calendar year in which the Employee attains the age of 65. Upon such termination, the Employee shall be entitled, to the extent he is covered by such at the time, to all retirement, pension, insurance and other benefits available to the Company's employees.

          10.8 Upon termination of employment hereunder, the Employee shall not malign, criticize or otherwise disparage the Company, the Bank or their respective officers, directors or Affiliates.

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     11. Records. Upon the termination of employment hereunder, the Employee
         -------
shall deliver to the Company and the Bank, as applicable, all correspondence, reports, customer lists, office keys, manuals, advertising brochures, sample contracts, price lists, employee lists, prospective employee lists, mailing lists, letters, records and any and all other documents pertaining to or containing information relative to the business of the Company or the Bank, and the Employee shall not remove any of such records either during the course of employment or upon the termination thereof.

     The Employee understands that in the event of a violation of the provisions of this paragraph 11, the Company or the Bank, as the case may be, shall have the right to seek injunctive relief, in addition to any other existing rights provided herein or by operation of law, without the requirement of posting bond. The remedies provided in this paragraph 11 shall be in addition to any legal or equitable remedies existing between the Employee, the Bank and the Company, and shall not be construed as a limitation upon, or as alternative or in lieu of, such remedies.

     12. Prohibited Assignment. The Employee shall have no right to exchange,
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convert, encumber or dispose of the rights to receive the benefits or payments under this Agreement, which payments, benefits and rights thereto are expressly declared to be non-assignable and non-transferable.

     13. Indemnification. To the extent permitted by law, the Company and the
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Bank shall indemnify the Employee and hold him harmless from all liability and claims, whether meritorious or not, including the cost of defense thereof (including reasonable attorneys' fees) which have arisen or accrued or which hereafter may arise or accrue and are based upon any act or omission which the Employee has taken or committed or hereafter may take or commit on

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behalf of or in connection with the Company or the Bank in his official capacity, so long as the following conditions are met with respect to such claim or liability: (a) if such action was taken in the exercise of reasonable business judgment and was taken in an area within the scope of responsibility of the Employee, or (b) if not within the scope of the Employee's responsibility,
(i) at the time of such act or omission the Board of Directors of the Company or the Bank had knowledge of the facts or circumstances pursuant to which such act was taken or such omission occurred and (ii) no written objection to such act or omission was duly made by the Board of Directors.

     Actions taken by the Employee which are covered by this Agreement specifically include (by way of illustration), but are not limited to, (a) the payment of any salary, bonus or other compensation to any officer, director, or employee, (b) the reimbursement or payment of any expenses incurred by any such officer, director or employee, (c) the making or retention of any investments (including, without limitation, loans) by the Company or the Bank, or (d) injury claims against the Company, the Bank or the Employee based on negligence or other alleged tortious actions and which arise in connection with the conduct of the Company's or the Bank's business.

     The Employee shall indemnify the Company and the Bank and hold each harmless from all liability and claims, whether meritorious or not, including the cost of the defense thereof (including reasonable attorneys' fees) which have arisen or accrued or which hereafter may arise or accrue and are based upon acts taken without the consent or approval of the Board of Directors of the Company or the Bank and which represent the Employee's deliberate malfeasance or gross negligence.

     14. Non-Competition. During the term of employment hereunder, and in the
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event

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the Employee's employment is terminated pursuant to subparagraphs 10.2 or 10.3 hereof, then for a one year period thereafter, the Employee will not directly for himself or any third party, become engaged in any business or activity which is directly in competition with any services or financial products sold by, or any business or activity engaged in by, the Company or the Bank, including, without limitation, any business or activity engaged in by any federally or state chartered bank, savings bank, savings and loan association, trust company and/or credit union, and/or any services or financial products sold by such entities, including, without limitation, the taking and accepting of deposits, the provision of trust services, the making of loans and/or the extension of credit, brokering loans and/or leases and the provision of insurance and investment services, within a 25 mile radius of any office or facility of the Company, the Bank or any of their Affiliates. This provision shall not restrict the Employee from owning or investing in publicly traded securities of financial institutions, so long as his aggregate holdings in any financial institution do not exceed ten percent (10%) of the outstanding capital stock of such institution.

     During the period of employment hereunder, and for a period of two years thereafter no matter the reason of termination, the Employee will not solicit any person who was a customer of the Company or the Bank during the period of the Employee's employment hereunder, or solicit potential customers who are or were identified through leads developed during the course of employment with the Company or the Bank, or otherwise divert or attempt to divert any existing business of the Company or the Bank within any area of 100 miles of any office or facility of the Company, the Bank or any of their Affiliates.

     The Employee will not, either during the period of employment hereunder or for a period of two years thereafter directly for himself or any third party, solicit, induce, recruit or cause

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another person in the employment of the Bank, the Company or any of their
Affiliates to terminate his or her employment for the purposes of joining, associating, or becoming employed with any business or activity which is in competition with any services or financial products sold, or any business or activity engaged in, by Company or the Bank.

     The Employee understands that in the event of a violation of any provision of this Agreement, the Company or the Bank shall have the right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond. The remedies provided in this section shall be in addition to any legal or equitable remedies existing at law or provided for in any other agreement between the Employee, the Bank or the Company, and shall not be construed as a limitation upon, or as an alternative or in lieu of, any such remedies. If any provisions of this Section shall be determined by a court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

     15.  Survival. Notwithstanding anything to the contrary in this Agreement,
          --------
the parties agree that the Employee's obligations under paragraphs 8 and 9 of this Agreement will continue despite the expiration of the term of this Agreement or its termination.

     16.  Preemptive Considerations. Notwithstanding anything to the contrary
          -------------------------
set forth herein:

          16.1 If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's or the Company's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) or any amendments or supplements thereto, the Company's and the Bank's obligations under this

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Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Employee all or part of the compensation withheld while this Agreement's obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          16.2 If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's or the Company's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) or (g)(1)) or any amendments or supplements thereto, all obligations of the Bank and the Company under the contract shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

          16.3 If the Bank or the Company is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this subparagraph 16.3 shall not affect any vested rights of the parties.

     17. Miscellaneous.
         -------------

          17.1 Assignment. This Agreement (including, without limitation,
               ----------
paragraph 14 hereof relating to non-competition) shall be binding upon the parties hereto, the heirs and legal representatives of the Employee and the successors and assigns of the Bank and the Company.

          17.2 Definitions. The term "Company" shall mean the Company as
               -----------
hereinbefore defined or any entity succeeding to substantially all of the assets and business of the Company. The term "Bank" shall mean the Bank as hereinbefore defined or any entity succeeding to substantially all of the assets and business of the Bank. The term "Affiliate" shall mean with respect to the Bank and the Company, persons or entities controlling, controlled by or under common control with the Bank or the Company. As used herein, a "Change of Control" shall be deemed to have occurred upon the happening of any one or more of the following occurrences, if prior thereto, the happening of such occurrence has not received the approval of a majority of the disinterested members of the Board of Directors of the Bank and/or the Company, as applicable:

          (a) A liquidation or dissolution of the Bank and/or the Company (excluding transfers to subsidiaries) or the sale of all or substantially all of the Bank's and/or the Company's assets occurs;

          (b) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Bank and/or the Company representing more than 20% of the common stock of the Bank and/or the Company or the combined voting power of the Bank's and/or the Company's then outstanding securities; provided, however, that for purposes of this subsection 11(b), a person or group shall not include the Bank and/or the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Bank and/or the Company or any subsidiary thereof;

          (c) If at least a majority of the Board of Directors of the Bank and/or the Company at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

          (d) the Bank and/or the Company merges or consolidates with any other corporation (other than an Affiliate) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

          17.3 Notices. Any notice required, permitted or intended to be given
               -------
under this Agreement shall be in writing and shall be deemed to have been given only if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid; except as provided in subparagraph 10.3 hereinabove with regard to constructive notice.

          17.4 Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
between the parties in connection with the subject matter hereof, supersedes any and all prior agreements or understandings between the parties and may only be changed by agreement in writing between the parties.

          17.5 Construction. This Agreement shall be construed and enforced in
               ------------
accordance with the laws of the Commonwealth of Pennsylvania.

          17.6 Section Headings. The section headings herein have been inserted
               ----------------
for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement the day and year first above written.

                                                SUSQUEHANNA BANCSHARES, INC.



Attest: /s/ Lisa M. Cavage                      By: /s/ Robert S. Bolinger
       ----------------------                      -----------------------------
            Secretary                           Robert S. Bolinger
                                                Chairman of the Board and
                                                Chief Executive Officer

                                                WILLIAMSPORT NATIONAL BANK



Attest: /s/ Joan F. Stubler                     By: /s/ Chris W. Rager
       ----------------------                      -----------------------------
            Cashier                             Name:  Chris W. Rager
                                                Title: Vice President

                                                EMPLOYEE
Witness:

 /s/ Carry N. Sheaffer                           /s/ Charles W. Luppert
-----------------------------                   --------------------------------
Name:                                           Charles W. Luppert